UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2015

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2015, Potash Corporation of Saskatchewan, Inc. (“PotashCorp”) adopted a further amendment to its General By-Law, which was previously amended on February 20, 2015. The sole purpose of the amendment is to delete Section 7.A(5) of the advance notice requirements for director nominations of the General By-Law. The amendment to the General By-Law is effective immediately. Shareholders of PotashCorp will be asked to ratify and confirm all of the amendments to the General By-Law at the next meeting of shareholders, currently scheduled to be held on May 12, 2015, as required by the Canada Business Corporations Act.

The foregoing description of the amendment to the General By-Law (as amended) is qualified in its entirety by reference to full text of the General By-Law (as amended), a copy of which is included as Exhibit 3(a) to this Current Report on Form 8-K and is incorporated herein by reference. The full text of the General By-Law (as amended) has also been filed under PotashCorp’s profile at www.sedar.com and is now available on PotashCorp’s website.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3(a)	General By-Law of the registrant, as amended, effective April 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: April 27, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3(a)	General By-Law of the registrant, as amended, effective April 27, 2015.